WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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Exhibit 27

G. BRAD BECKSTEAD
Certified Public Accountant


                                         330 E. Warm Springs
                                         Las Vegas, NV 89119
                                                702.528.1984
                                         425.928.2877 (efax)





March 16, 2001





To Whom It May Concern:


The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of March 16, 2001, on the Financial
Statements of Certified Services, Inc. for the years ended
December 31, 2000 and 1999, in any filings which are necessary now or in the near future to be filed with the US
Securities and Exchange Commission.






Signed,


/s/ G. Brad Beckstead
---------------------
G. Brad Beckstead, CPA

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